EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three and nine months ended September 30, 2016. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, LLC’s financial statements for the relevant periods.

	As of September 30, 2016
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$922,217	$—	$4,715	$926,932
Cash and cash equivalents held at consolidated funds	—	6,014	—	6,014
Restricted cash	4,776	—	—	4,776
Investments	1,470,080	14,622	(93,704)	1,390,998
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	53,489	—	53,489
Investments, at fair value	—	946,836	(302)	946,534
Other assets	—	49,733	—	49,733
Carried interest receivable	993,074	—	(1,259)	991,815
Due from related parties	568,333	—	(270,614)	297,719
Deferred tax assets	10,308	—	585,920	596,228
Other assets	105,868	6,653	(89)	112,432
Goodwill	88,852	—	—	88,852
Intangible assets, net	24,693	—	—	24,693
Total Assets	$4,188,201	$1,077,347	$224,667	$5,490,215

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$116,277	$—	$—	$116,277
Accrued compensation and benefits	122,143	—	—	122,143
Deferred revenue	204,516	—	—	204,516
Due to related parties	153,834	—	507,681	661,515
Profit sharing payable	466,055	—	—	466,055
Debt	1,355,994	—	—	1,355,994
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	882,884	(44,180)	838,704
Other liabilities	—	54,934	(133)	54,801
Due to related parties	—	1,995	(1,995)	—
Other liabilities	58,189	1,156	—	59,345
Total Liabilities	2,477,008	940,969	461,373	3,879,350

Shareholders’ Equity:
Apollo Global Management, LLC shareholders' Equity:
Additional paid in capital	—	—	1,876,342	1,876,342
Accumulated deficit	916,000	28,933	(2,092,731)	(1,147,798)
Accumulated other comprehensive income (loss)	(4,312)	(1,754)	616	(5,450)
Total Apollo Global Management, LLC shareholders’ equity	911,688	27,179	(215,773)	723,094
Non-Controlling Interests in consolidated entities	6,234	109,199	(20,933)	94,500
Non-Controlling Interests in Apollo Operating Group	793,271	—	—	793,271
Total Shareholders’ Equity	1,711,193	136,378	(236,706)	1,610,865
Total Liabilities and Shareholders’ Equity	$4,188,201	$1,077,347	$224,667	$5,490,215

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	For the Nine Month Ended September 30, 2016
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Advisory and transaction fees from related parties, net	$102,699	$—	$—	$102,699
Management fees from related parties	777,973	(70)	(2,732)	775,171
Carried interest income from related parties	407,134	—	—	407,134
Total Revenues	1,287,806	(70)	(2,732)	1,285,004

Expenses:
Compensation and benefits:
Salary, bonus and benefits	290,013	—	—	290,013
Equity-based compensation	74,203	—	—	74,203
Profit sharing expense	179,767	—	—	179,767
Total Compensation and Benefits	543,983	—	—	543,983
Interest expense	30,505	—	—	30,505
General, administrative and other	92,759	192	19	92,970
Professional fees	50,955	—	—	50,955
Occupancy	29,221	—	—	29,221
Placement fees	5,781	—	—	5,781
Depreciation and amortization	14,139	—	—	14,139
Total Expenses	767,343	192	19	767,554

Other Income:
Net gains from investment activities	49,360	927	—	50,287
Net gains (loss) from investment activities of consolidated variable interest entities	—	(1,218)	4,035	2,817
Income from equity method investments	65,821	—	(1,465)	64,356
Interest income	3,271	1,106	(1,304)	3,073
Other income, net	485	—	—	485
Total Other Income	118,937	815	1,266	121,018
Income before income tax provision	639,400	553	(1,485)	638,468
Income tax provision	(11,715)	—	(50,793)	(62,508)
Net Income	627,685	553	(52,278)	575,960
Net income (loss) attributable to Non-controlling Interests	(340,990)	913	—	(340,077)
Net Income Attributable to Apollo Global Management, LLC	$286,695	$1,466	$(52,278)	$235,883

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Month Ended September 30, 2016
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Advisory and transaction fees from related parties, net	$29,801	$—	$—	$29,801
Management fees from related parties	275,252	(21)	(918)	274,313
Carried interest income from related parties	199,617	—	—	199,617
Total Revenues	504,670	(21)	(918)	503,731
Expenses:
Compensation and benefits:
Salary, bonus and benefits	92,591	—	—	92,591
Equity-based compensation	26,163	—	—	26,163
Profit sharing expense	90,152	—	—	90,152
Total Compensation and Benefits	208,906	—	—	208,906
Interest expense	12,832	—	—	12,832
General, administrative and other	32,320	83	—	32,403
Professional fees	11,816	—	—	11,816
Occupancy	9,701	—	—	9,701
Placement fees	1,953	—	—	1,953
Depreciation and amortization	4,646	—	—	4,646
Total Expenses	282,174	83	—	282,257

Other Income:
Net gains from investment activities	17,361	385	—	17,746
Net gains (loss) from investment activities of consolidated variable interest entities	—	(627)	1,427	800
Income from equity method investments	23,726	—	(513)	23,213
Interest income	1,326	376	(510)	1,192
Other income (loss), net	(40)	—	—	(40)
Total Other Income	42,373	134	404	42,911
Income before income tax provision	264,869	30	(514)	264,385
Income tax provision	(4,419)	—	(25,248)	(29,667)
Net Income	260,450	30	(25,762)	234,718
Net income (loss) attributable to Non-controlling Interests	(140,582)	483	—	(140,099)
Net Income Attributable to Apollo Global Management, LLC	$119,868	$513	$(25,762)	$94,619

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.